UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________________________

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 28, 2006

________________________

Dow Jones & Company, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-7564	13-5034940
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

____________________________

200 Liberty Street

New York, New York

(Address of Principal Executive Offices)

10281

(Zip Code)

_______________________________

(212) 416-2000

(Registrant's Telephone Number, Including Area Code)

_______________________________

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

       (17 CFR    240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

      (17 CFR 240.13e-4(c))

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Item  1.01.  Entry into a Material Definitive Agreement.

As reported in Item 5.02 of this Form 8-K, William B. Plummer was named Executive Vice President and Chief Financial Officer of Dow Jones & Company, Inc. (the “Company”), effective September 5, 2006.  To compensate Mr. Plummer for certain compensation he forfeited by leaving his former employer, to give him additional incentive to join the Company and to align his financial interests with those of the Company’s shareholders, the Company intends to grant to Mr. Plummer upon commencement of his employment (i) restricted stock with a value equal to approximately $400,000, (ii) contingent stock rights with a value equal to approximately $300,000 for the performance period 2006 through 2008, and (iii) stock options with an aggregate Black-Scholes value equal to approximately $400,000, which options will cover approximately 42,600 shares of common stock of the Company. The restricted stock and stock options will cliff vest over a three-year period commencing on Mr. Plummer’s employment commencement date, provided Mr. Plummer remains employed with the Company during such period.  Mr. Plummer will receive dividends on the restricted shares while they are vesting.  At the current stock price, the contingent stock rights will be approximately 8,200 shares at target payout.  Until the final award date, Mr. Plummer will be paid dividends on the maximum value of the grant of contingent stock rights, or 12,300 shares.

Also as reported in Item 5.02 of this Form 8-K, Christopher Vieth today resigned by mutual agreement with the Company as Vice President and Chief Financial Officer of the Company, effective September 5, 2006.  In accordance with the Company's Separation Plan for Senior Management (which was filed as Exhibit 10.1 to the Company’s 8-K filed on September 20, 2004), Mr. Vieth will be entitled to continue to receive his regular salary for 18 months, as well as an amount equal to one and one half times his annual target bonus payable in 18 equal monthly installments.  During this period, Mr. Vieth will be entitled to continue to participate in the Company's employee benefit plans and programs, and all of his vested stock options will remain exercisable and unvested options will continue to vest in accordance with the terms thereof.  In addition, Mr. Vieth will be entitled to receive final awards with respect to his outstanding contingent stock rights grants under the Dow Jones 2001 Long-Term Incentive Plan (which was filed as Exhibit 10 to the Company’s Form 10-Q filed for the quarter ended September 30, 2005).  Such final awards will be paid to Mr. Vieth in accordance with the Long-Term Incentive Plan after the completion of the applicable performance periods at the same time as final awards for such performance periods are paid to other participants in the Long-Term Incentive Plan.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective September 5, 2006, William B. Plummer was named the Company’s Executive Vice President and Chief Financial Officer.  The Company does not have an employment agreement with Mr. Plummer.  Item 1.01 of this Form 8-K includes information regarding Mr. Plummer’s compensation.

Chris Vieth today resigned from his position of Vice President and Chief Financial

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Officer of the Company to pursue other career opportunities.  Mr. Vieth served the Company in this capacity since July 2002; prior to such time he served as the Company’s comptroller for two years.

The Company’s press release announcing these changes is filed as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Press Release, dated August 28, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOW JONES & COMPANY, INC.

Date:	August 28, 2006	By:	/s/ Robert Perrine
Robert Perrine
Chief Accounting Officer and Controller

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Exhibit Index

Exhibit No.

Description

99.1

Press Release dated August 28, 2006

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